Exhibit 10.1
FIFTH AMENDMENT
TO
CREDIT AGREEMENT
          THIS FIFTH AMENDMENT TO CREDIT AGREEMENT (the “Agreement”) is being executed and delivered as of December [10], 2008 by and among CBIZ, Inc., a Delaware corporation (the “Company”), the “Guarantors” as defined in the Credit Agreement, the several financial institutions from time to time party to the Credit Agreement referred to and defined below (collectively, the “Lenders”), and Bank of America, N.A. (“Bank of America”), as administrative agent for the Lenders (in such capacity, the “Agent”). Undefined capitalized terms used herein shall have the meanings ascribed to such terms in such Credit Agreement as defined below, and section references used herein, shall, unless otherwise specified, refer to sections of such Credit Agreement as defined below.
WITNESSETH:
          WHEREAS, the Company, the Lenders and the Agent have entered into that certain Credit Agreement dated as of February 13, 2006 (as heretofore amended, restated, supplemented or otherwise modified, the “Credit Agreement”), pursuant to which, among other things, the Lenders have agreed to provide, subject to the terms and conditions contained therein, certain loans and other financial accommodations to or for the benefit of the Company;
          WHEREAS, in connection with the Credit Agreement, the Guarantors have each executed and delivered in favor of the Agent and the Lenders a certain Guaranty pursuant to which the Guarantors have guaranteed the Company’s obligations under the Credit Agreement;
          WHEREAS, the Company desires to increase the Revolving Loan Commitment (as defined in the Credit Agreement) and has requested that the Lenders agree, and subject to the terms and conditions set forth herein, the Lenders have agreed, to such increase and to amend the Credit Agreement in certain other respects as hereinafter set forth.
          NOW, THEREFORE, in consideration of the foregoing premises, the terms and conditions stated herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Company, the Guarantors, the Majority Lenders and the Agent, such parties hereby agree as follows:
          1. Amendment. Subject to the satisfaction of the conditions set forth in Paragraph 4 of this Agreement, the Credit Agreement is hereby amended as follows (unless otherwise specified, section references used in this section shall refer to such sections of the Credit Agreement):
          (a) Section 1.01 is amended by adding each of the following defined terms in appropriate alphabetical order:

     “Adequate Security” means Cash Collateral or a Lien provided by the Company, a Defaulting Lender or an Impacted Lender to the Issuing Bank or the Swing Line Bank with respect to the Pro Rata Share of the applicable Swing Line Loan or Letter of Credit, as applicable, of such Defaulted Lender or Impacted Lender, which the Issuing Bank or the Swing Line Bank, as applicable, deems sufficient in its sole discretion.
     “Commitment Increase Notice” has the meaning set forth in Section 2.01(c).
     “Effective Commitment Amount” has the meaning set forth in Section 2.01(c).
     “Eurodollar Unavailability Period” means any period of time during which a notice delivered to the Company in accordance with Section 4.05(a) shall remain in force and effect.
     “Fifth Amendment” means that certain Fifth Amendment to this Agreement, dated as of December [10], 2008.
     “Impacted Lender” means a Lender either (a) as to which the Issuing Bank or the Swing Line Bank, as applicable, has a good faith belief that such Lender has defaulted in fulfilling its obligations under one or more other syndicated credit facilities or (b) which is controlled by an entity which has been deemed insolvent or become subject to a bankruptcy or other similar proceeding. For the purposes of this definition, a Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, membership interests, by contract, or otherwise.
     “Lender Increase Notice” has the meaning set forth in Section 2.01(c).
     “Market Disruption Spread” means zero unless a notice delivered pursuant to Section 4.05(b) is in effect, in which case, such spread shall be a rate per annum equal to 1.00%.
     “Non-Ratable Loan(s)” has the meaning set forth in Section 2.06.
     “OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control, and any successor thereto.
     “Proposed New Lender” has the meaning set forth in Section 2.01(c).
          (b) The definition of the term “Applicable Margin” appearing in Section 1.01 is amended by deleting the table set forth therein and replacing it with the following table:

Revolving Loans/ Letters of Credit			Fees
Total Leverage	Base	Eurodollar	Letter of	Commitment
Ratio	Rate	Rate	Credit Fees	Fee
> 4.00:1.00	2.000%	3.000%	3.000%	0.500%
> 3.00:1.00, but < 4.00:1.00	1.750%	2.750%	2.750%	0.500%

Revolving Loans/ Letters of Credit			Fees
Total Leverage	Base	Eurodollar	Letter of	Commitment
Ratio	Rate	Rate	Credit Fees	Fee
> 2.00:1.00, but < 3.00:1.00	1.500%	2.500%	2.500%	0.500%
> 1.00:1.00, but < 2.00:1.00	1.250%	2.250%	2.250%	0.450%
< 1.00:1.00	1.000%	2.000%	2.000%	0.400%
          (c) The proviso in the definition of the term “Applicable Margin” appearing in Section 1.01 is amended by re-numbering clause (ii) as clause (iii) and by inserting the following in the place of the word “and” appearing immediately after clause (i) thereof:
     “ (ii) for the period from the date on which the Fifth Amendment shall have become effective to and including the date of the delivery of the Compliance Certificate for the fiscal year ending December 31, 2008, the Applicable Margin shall be determined as if the Total Leverage Ratio for such period were greater than or equal to 2.00:1.00 but less than 3.00:1.00, and”
          (d) The definition of the term “Base Rate” appearing in Section 1.01 is amended and restated in its entirety as follows:
     “Base Rate” means, for any day, the sum of (a) the highest of (i) the rate of interest in effect for such days as publicly announced from time to time by Bank of America as its “prime rate”, (ii) the latest Federal Funds Rate for such day plus 0.50% per annum and (iii) except during the Eurodollar Unavailability Period, the sum of (X) the Eurodollar Rate in effect for such day for a one-month Interest Period commencing on such day plus (Y) 1.00% per annum plus (b) the Market Disruption Spread, if any. The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above or below such announced rate. Any change in the prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.
          (e) The definition of the term “Cash Collateralize” appearing in Section 1.01 is amended and restated in its entirety as follows:
     “Cash Collateralize” means to pledge and deposit with or deliver to the Agent, for the benefit of the Agent, the Lenders and the Swingline Bank or the Issuing Bank, as applicable, as collateral for the L/C Obligations or with respect a Defaulting Lender or Impacted Lender, cash or deposit account balances pursuant to documentation in form and substance satisfactory to the Agent and the Swingline Bank or the Issuing Bank, as applicable (which documents are hereby consented to by the Lenders) and “Cash Collateral” means cash or deposit account balances so pledged and deposited.
          (f) The definition of the term “Convertible Debt” appearing in Section 1.01 is amended and restated in its entirety as follows:

     “Convertible Debt” means Indebtedness in an aggregate principal amount of up to $100,000,000 issued pursuant to the Indenture or any agreement or instrument governing a refinancing or a replacement thereof; provided that such refinancing or replacement agreement or instrument shall include subordination provisions substantially similar to those of the Indenture, shall not have a maturity date or any mandatory redemptions or similar obligations scheduled to occur prior to the Revolving Termination Date and shall contain covenants and defaults that are no more onerous to the Company than those set forth in the Indenture as determined by the Agent in its sole discretion.
          (g) The definition of the term “Eurodollar Rate” appearing in Section 1.01 is amended and restated in its entirety as follows:
          “Eurodollar Rate” means:
(I) For any Interest Period with respect to a Eurodollar Rate Loan, the sum of (i) the rate per annum equal to (A) the British Bankers Association LIBOR Rate (“BBA LIBOR”), as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as designated by the Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period or (B) if such rate is not available at such time for any reason from such sources, the rate per annum determined by the Agent to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Rate Loan being made, continued or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America’s London Branch to major banks in the London interbank eurodollar market at their request at approximately 4:00 p.m. (London time) two Business Days prior to the commencement of such Interest Period plus (ii) the Market Disruption Spread, if any, as of the time of determination.
(II) For any interest rate calculation with respect to a Base Rate Loan, the rate per annum equal to (i) the closing quotation of BBA LIBOR for the next preceding London Business Day for Dollar deposits being delivered in the London interbank market for a term of one month commencing such day or (ii) if such published rate is not available at such time for any reason, the rate determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the date of determination in same day funds in the approximate amount of the Base Rate Loan being made, continued or converted by Bank of America and with a term equal to one month would be offered by Bank of America’s London Branch to major banks in the London interbank Eurodollar market at their request at the date of determination.
          (h) The definition of the term “Federal Funds Rate” appearing in Section 1.01 is amended and restated in its entirety as follows:
     “Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.
          (i) The definition of the term “Indenture” appearing in Section 1.01 is amended and restated in its entirety as follows:
     “Indenture” means that certain Indenture, dated as of May 30, 2006, executed and delivered by the Company pursuant to which the Company issued puttable cash pay convertible debt in an original principal amount of $100,000,000.
          (j) The defined term “Swing Line Loan Commitment” is replaced with the term “Swing Line Loan Maximum Amount” (but the definition of such term in Section 1.01 remains unchanged) and all references to “Swing Line Loan Commitment” are deleted and replaced with the term “Swing Line Loan Maximum Amount”.
          (k) The definition of the term “Swing Line Termination Date” appearing in Section 1.01 is amended and restated in its entirety as follows:
          “Swing Line Termination Date” means the earlier to occur of:
          (a) November 16, 2012; and
          (b) the Revolving Termination Date.
          (l) Section 2.01(a) is amended by deleting the reference to “Section 10.08” in the first sentence thereof and replacing it with a reference to “Section 11.08”.
          (m) Section 2.01(b) is amended by inserting the following sentence at the end thereof:
     “Notwithstanding any provision contained herein to the contrary, the agreement of the Swing Line Bank to make Swing Line Loans hereunder is solely on a discretionary (which may include the requirement by the Swing Line Bank that it receive Adequate Security) and uncommitted basis and the Swing Line Bank may terminate or suspend the making of Swing Line Loans at any time in its sole discretion upon notice thereof to the Company, which notice may be given by the Swing Line Bank before or after the request by the Company of a Swing Line Loan hereunder.”
          (n) Section 2.01 is amended by inserting the following immediately after clause (b) thereof as new clause (c):
          “(c) Increase of Revolving Loan Commitment. (i) Provided that no Event of Default has occurred and is then continuing, the Company may at any time request (in consultation with the Agent) that the aggregate Revolving Loan Commitment be increased in a minimum amount equal to, and in minimum increments of, $1,000,000, provided that, (A) the aggregate Revolving Loan Commitment shall at no time exceed $250,000,000, (B) the Company shall not previously have reduced the aggregate Revolving Loan Commitment and (C) the Company may make a maximum of three (3) such requests. Such request shall be made in a written notice given to the Agent and the Lenders by the Company not less than twenty (20) Business Days prior to the proposed effective date of such increase, which notice (a “Commitment Increase Notice”) shall specify the amount of the proposed increase in the aggregate Revolving Loan Commitment and the proposed effective date of such increase. In the event of such a Commitment Increase Notice, each of the Lenders shall be given the opportunity to participate in the requested increase. No Lender shall have any obligation to increase its Commitment pursuant to a Commitment Increase Notice. On or prior to the date that is fifteen (15) Business Days (or such other period of time specified by the Company, in consultation with the Agent, in the Commitment Increase Notice, which shall in no event be less than ten (10) Business Days) after receipt of the Commitment Increase Notice, each Lender shall submit to the Agent a notice indicating the maximum amount by which it is willing to increase its Commitment in connection with such Commitment Increase Notice (any such notice to the Agent being herein a “Lender Increase Notice”). Any Lender which does not submit a Lender Increase Notice to the Agent prior to the expiration of such fifteen (15) Business Day period shall be deemed to have denied any increase in its Commitment. In the event that the increases of Commitments set forth in the Lender Increase Notices exceed the amount requested by the Company in the Commitment Increase Notice, the Agent and the Arranger shall have the right, in consultation with the Company, to allocate the amount of increases necessary to meet the Company’s Commitment Increase Notice. In the event that the Revolving Loan Commitment increases agreed to in the Lender Increase Notices are in the aggregate less than the amount requested by the Company, not later than three (3) Business Days prior to the proposed effective date the Company may notify the Agent of any financial institution that shall have agreed to become a “Lender” party hereto (a “Proposed New Lender”) in connection with the Commitment Increase Notice. Any Proposed New Lender shall be subject to the consent of the Agent (which consent shall not be unreasonably withheld). If the Company shall not have arranged any Proposed New Lender(s) to commit to the shortfall from the Lender Increase Notices, then the Company shall be deemed to have reduced the amount of its Commitment Increase Notice to the aggregate amount set forth in the Lender Increase Notices. Based upon the Lender Increase Notices, any allocations made in connection therewith and any notice regarding any Proposed New Lender, if applicable, the Agent shall notify the Company and the Lenders on or before the Business Day immediately prior to the proposed effective date of the amount of each Lender’s and Proposed New Lenders’ Commitment (the “Effective Commitment Amount”) and the amount of the increased aggregate Revolving Loan Commitment, which amount shall be effective on the following Business Day. Any increase in the aggregate Revolving Loan Commitment shall be subject to the following conditions precedent: (1) the Company shall have obtained from each Subsidiary party to a Loan Document its reaffirmation of such Loan Documents, if any, executed by it, which consent and reaffirmation shall be in writing and in form and substance reasonably satisfactory to the Agent, (2) as of the date of the Commitment Increase Notice and as of the proposed effective date of the increase in the aggregate Revolving Loan Commitment, all representations and warranties shall be true and correct in all material respects as though made on such date (except to the extent such representation or warranties expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date) and no event shall have occurred and then be continuing which constitutes a Default or

Event of Default, (3) the Company, the Agent and each Proposed New Lender or Lender that shall have agreed to provide a “Commitment” in support of such increase in the aggregate Revolving Loan Commitment shall have executed and delivered a “Commitment and Acceptance” substantially in the form of Exhibit G hereto, (4) counsel for the Company and for any such guarantors shall have provided to the Agent supplemental opinions in form and substance reasonably satisfactory to the Agent and (5) the Company and the Proposed New Lender shall otherwise have executed and delivered such other instruments and documents as are consistent with those required under Article V or that the Agent shall have reasonably requested in connection with such increase. If any fee shall be charged by the Buying Lenders (as defined below) in connection with any such increase, such fee shall be in accordance with then prevailing market conditions, which market conditions shall have been reasonably documented by the Agent to the Company. Upon satisfaction of the conditions precedent to any increase in the aggregate Revolving Loan Commitment, the Agent shall promptly advise the Company and each Lender of the effective date of such increase. Upon the effective date of any increase in the aggregate Revolving Loan Commitment that is provided by a Proposed New Lender, such Proposed New Lender shall be a party to this Agreement as a Lender and shall have the rights and obligations of a Lender hereunder. Nothing contained herein shall constitute, or otherwise be deemed to be, a commitment on the part of any Lender to increase its Commitment hereunder at any time.
               (ii) The Company shall prepay any Revolving Loans outstanding on the effective date of any increase in the Revolving Loan Commitments pursuant to the foregoing clause (i) to the extent necessary to keep the outstanding Revolving Loans ratable with the resulting Pro Rata Shares arising from any nonratable increase in the Revolving Loan Commitments under this Section 2.01(c). The Company hereby agrees to compensate each Lender for all losses, expenses and liabilities incurred by each Lender in connection with the prepayment of any Eurodollar Rate Loan hereunder on the terms and in the manner as set forth in Section 4.04.”
          (o) Section 2.03(a)(iii) is amended by replacing the time “2:00 p.m.” with the time “12:00 noon” in the first sentence thereof.
          (p) Section 2.03(b)(i) is amended by inserting the following phrase in the place of the phrase “The Company may borrow” in the first sentence thereof: “Subject to Section 2.01(b), the Company may borrow”.
          (q) Section 2.06 is amended by inserting the following phrase at the end of the first sentence thereof:
     “; provided that if due to a Defaulting Lender’s failure to fund any requested Borrowing, Loans are made not in accordance with the Lenders’ respective Pro Rata Shares (each such Loan, a “Non-Ratable Loan”) then such prepayment shall be applied first to Non-Ratable Loans then in the order that the Company may specify”
          (r) Section 2.07(c) is amended by inserting the following phrase at the end of the first sentence thereof:

     “; provided that if due to a Defaulting Lender’s failure to fund any requested Borrowing, there are Non-Ratable Loans outstanding at the time of any prepayment, such prepayment shall be applied first to Non-Ratable Loans and then in accordance with the foregoing order”
          (s) Section 2.10(b) is amended by inserting the following sentence immediately after the last sentence thereof:
     “Notwithstanding any provision contained herein to the contrary, no Commitment Fee shall be due to any Defaulting Lender with respect to, and no Commitment Fee shall accrue with respect to such Defaulting Lender’s Revolving Loan Commitment during, any period commencing on the failure of such Defaulting Lender to fund a requested Borrowing and ending on, but excluding, the date on which such Defaulting Lender has funded its Pro Rata Share of all Borrowings requested hereunder, it being understood that no Lender shall be entitled to a retroactive payment of any Commitment Fee which it has not received in accordance with this sentence.”
          (t) Article II is amended by inserting the following as new Section 2.15 at the end thereof:
     “ 2.15 Cash Collateral; Adequate Security.
          (a) The Company hereby grants to the Agent, for the benefit of the Agent, the Lenders and the Swingline Bank or the Issuing Bank, as applicable, a security interest in all Cash Collateral provided in accordance with Section 3.07 or constituting Adequate Security. All Cash Collateral shall be maintained in blocked deposit accounts at Bank of America. Interest income earned on Cash Collateral constituting Adequate Security shall be for the account of the Company and shall be paid to the Company at reasonable intervals upon written request therefor.
          (b) Upon the written request of the Company, (i) the Swing Line Bank shall return or release any Adequate Security provided with respect to any Swing Line Loan which has been paid in full and (ii) the Issuing Bank shall return or release any Adequate Security provided with respect to any Letter of Credit which has expired on its terms or been returned for cancellation.
          (c) With respect to any Cash Collateral provided by the Company as Adequate Security in connection with a Swingline Loan, the relevant Defaulting Lender or Impacted Lender shall pay to the Company the amount of the Company’s “negative carry” with respect to such Cash Collateral which the parties hereto agree shall be equal to interest accruing at a rate equal to the Base Rate plus the Applicable Margin on the amount of such Cash Collateral during the period it was provided to the Swingline Bank less any interest income earned on such Cash Collateral.”
          (u) Section 3.01(b) is amended by (1) deleting the word “or” at the end of clause (iv) thereof, (2) deleting the period (“.”) at the end of clause (v) thereof and replacing it with “; or” and (3) by inserting the following as new clause (vi) after clause (v) thereof:
     “ (vi) a default of any Lender’s obligations to fund under Section 3.03 exists or any Lender is at such time a Defaulting Lender or an Impacted Lender hereunder, unless the Issuing Bank shall have received Adequate Security to eliminate the Issuing Bank’s risk with respect to such Lender.”
          (v) Clauses (a) and (b) of Section 4.02 are amended and restated in their entireties as follows:
          “ (a) If any Lender determines that the introduction of any Requirement of Law or any change in any Requirement of Law, or in the interpretation or administration of any Requirement of Law, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Eurodollar Rate Loans, or to determine or charge interest rates based upon the Eurodollar Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to the Company through the Agent, any obligation of such Lender to make or continue Eurodollar Rate Loans or to convert Base Rate Loans to Eurodollar Rate Loans or, if such notice relates to the unlawfulness or asserted unlawfulness of charging interest based on the Eurodollar Rate, to make Base Rate Loans as to which the interest rate is determined with reference to the Eurodollar Rate shall be suspended until such Lender notifies the Agent and the Company that the circumstances giving rise to such determination no longer exist.
          (b) Upon receipt of a notice from any Lender in accordance with the foregoing clause (a), the Company shall, upon demand from such Lender (with a copy to the Agent), prepay or, if applicable, convert all Eurodollar Rate Loans of such Lender and Base Rate Loans as to which the interest rate is determined with reference to the Eurodollar Rate to Base Rate Loans as to which the rate of interest is not determined with reference to the Eurodollar Rate, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans or Base Rate Loan. Notwithstanding the foregoing and despite the illegality for such a Lender to make, maintain or fund Eurodollar Rate Loans or Base Rate Loans as to which the interest rate is determined with reference to the Eurodollar Rate, that Lender shall remain committed to make Base Rate Loans and shall be entitled to recover interest with reference to the Base Rate. Upon any such prepayment or conversion, the Company shall also pay accrued interest on the amount so prepaid or converted and amounts required under Section 4.04.”
          (w) Section 4.04(vi) is amended and restated in its entirety as follows:
          “(vi) any Buying Lender, in accordance with the Fifth Amendment, is deemed to have purchased a Eurodollar Rate Loan bearing interest at a rate which is less than the prevailing rate of interest on Eurodollar Rate Loans at the time of purchase; or”
          (x) Section 4.04(vii) is amended and restated in its entirety as follows:
          “(vii) (A) any Lender, in accordance with Section 2.01(c) is repaid with respect to, or (B) any Selling Lender, in accordance with the Fifth Amendment, sells a Eurodollar Rate Loan bearing interest at a rate which is higher than the prevailing rate of interest on Eurodollar Rate Loans at the time of sale;”

          (y) Section 4.05 is amended and restated in its entirety as follows:
     “ 4.05 Inability to Determine Rates; Market Disruption.
          (a) If the Majority Lenders determine that for any reason in connection with any request for a Loan or a conversion to or continuation thereof that (i) Dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and Interest Period of such Loan, (ii) adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan or in connection with a Base Rate Loan, or (iii) the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan or in connection with a Eurodollar Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Agent will promptly so notify the Company and each Lender. Thereafter, the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended until the Agent (upon the instruction of the Majority Lenders) revokes such notice. Upon receipt of such notice, the Company may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein.
          (b) If the Lenders holding 25% or more of the then aggregate Commitments determine (which determination shall be conclusive and binding upon the Company) that the Eurodollar Rate or the Base Rate, as the case may be, will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans, the Agent shall give notice thereof to the Company and the Lenders as soon as practicable thereafter and, upon delivery of such notice and until the Agent (upon the instruction of such Lenders) revokes such notice, the Market Disruption Spread shall be included in the calculation of Base Rate and Eurodollar Rate. Each Lender that has delivered a notice then in effect under this clause (b) shall deliver written instructions to the Agent to revoke such notice promptly upon such Lender’s determination that the Eurodollar Rate or the Base Rate, as the case may be, adequately and fairly reflects the cost to such Lender of making or maintaining its affected Loans.”
          (z) Section 4.08 is amended by (A) inserting the phrase “or if any Lender is a Defaulting Lender or an Impacted Lender” immediately after the phrase “or 4.03” in the first sentence thereof and (B) by inserting the phrase “making a claim for compensation under Section 4.01 or 4.03” immediately after the phrase “with respect to any Lender” in the proviso in the second sentence thereof.
          (aa) Section 6.13 is amended and restated in its entirety as follows:
     “6.13 OFAC. None of the Company nor any of its Subsidiaries is a Person named on the list of Specially Designated Nationals or Blocked Persons maintained by OFAC at http://www.treas.gov/offices/enforcement/ofac/sdn, or as otherwise published from time to time.”
          (bb) Section 8.01(b) is amended by inserting the phrase “including, without limitation, any Lien representing Adequate Security” after the phrase “any Loan Document” appearing therein.

          (cc) Clause (iii) of Section 8.01(i) is amended and restated in its entirety as follows:
     “(iii) the aggregate outstanding principal amount of Indebtedness secured by all such purchase money security interests (together with Indebtedness secured by Liens permitted by Sections 8.01(j)) shall not at any time exceed $5,000,000”.
          (dd) Section 8.01(j) is amended and restated in its entirety as follows:
          “(j) Liens securing Capital Lease Obligations on assets subject to such Capital Leases, provided that the attributable principal portion of such Capital Lease Obligations secured by all such Capital Leases (together with Indebtedness with respect to Liens permitted by Section 8.01(i)) shall not at any time exceed $5,000,000;”
          (ee) Clause (z) of Section 8.01(l) is amended and restated in its entirety as follows:
     “(z) the aggregate outstanding principal amount of Indebtedness secured by all such Liens shall not at any time exceed an aggregate principal amount equal to $15,000,000”.
          (ff) Section 8.05(a) is amended by inserting the phrase “including, without limitation, any Indebtedness representing Adequate Security” after the phrase “the other Loan Documents” appearing therein.
          (gg) Section 8.05(d) is amended and restated in its entirety as follows:
          “(d) unsecured Indebtedness in an aggregate outstanding principal amount not to exceed at any time the greater of (A) $50,000,000 or (B) 50% of the Company’s EBITDA for the four fiscal quarter period most recently ended (or fiscal year if more recent) with respect to which the Company has delivered, or was required to deliver, financial statements pursuant to Section 7.01 hereof for the last quarter of such period (or such year);”
          (hh) Section 8.05(g) is amended and restated in its entirety as follows:
          “(g) Indebtedness secured by Liens permitted by Section 8.01(i), (j) or (l); and”
          (ii) Schedule 2.01 is hereby amended and replaced with Schedule 2.01 attached hereto and the Lenders’ aggregate Revolving Loan Commitment is thereupon increased to $214,000,000 allocated among the Lenders in the manner set forth therein.
          2. Joinder of New Lender. PNC Bank, National Association (the “New Lender”) hereby (i) confirms that it has received a copy of the Credit Agreement, and such other Loan Documents and other documents and information requested by it, and that it has, independently and without reliance upon the Company, the Agent, the Issuing Bank, the Swingline Bank or any Lender, and based on such documentation and information as it has deemed appropriate, made its own decision to execute this Agreement and become party to the Credit Agreement; (ii) agrees that it shall, independently and without reliance upon the Company, the Agent, the Issuing Bank, the Swingline Bank or any Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under any of the Loan Documents; (iii) confirms that it is eligible to be a Lender under the terms of the Credit Agreement; (iv) appoints and authorizes the Agent to take such action on its behalf and to exercise such powers and discretion under the Credit Agreement and the other Loan Documents as are delegated to the Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto; (v) agrees that it shall perform in accordance with their terms all of the obligations that by the terms of the Credit Agreement and the other Loan Documents are required to be performed by it as a Lender; (vi) specifies as its address for notices, the offices set forth on Exhibit I hereto; and (vii) represents and warrants that this Agreement has been duly authorized, executed and delivered by it pursuant to its corporate (or similar organizational) powers and that each of this Agreement and the Credit Agreement constitutes the legal, valid and binding obligation of the New Lender. The parties hereto acknowledge that, upon giving effect to this Agreement, the New Lender shall become a Lender under the Credit Agreement and the Commitments of each Lender after giving effect to the foregoing shall be as set forth on Schedules 2.01 hereto and all references to the Lenders in the Credit Agreement and the other Loan Documents shall mean and be interpreted accordingly. The Company shall, upon request of the New Lender, execute and deliver a Note in favor of the New Lender in a maximum aggregate principal amount equal to the New Lender’s Revolving Loan Commitment under the Credit Agreement.
          3. Reconciliation of Outstanding Loans and Letters of Credit. For purposes of this Agreement, (A) the term “Buying Lender(s)” shall mean each Lender which has a pro rata share of Loans and Letters of Credit immediately prior to the effectiveness hereof that is less than its Pro Rata Share immediately after the effectiveness of this Agreement and (B) the term “Selling Lender(s)” shall mean each Lender which has a pro rata share of Loans and Letters of Credit immediately prior to the effectiveness hereof that is greater than its Pro Rata Share immediately after to the effectiveness of this Agreement. Effective on the satisfaction of the conditions set forth in Paragraph 4 of this Agreement, each Selling Lender hereby sells, grants, assigns and conveys to each Buying Lender, without recourse, warranty, or representation of any kind, except as specifically provided herein, an undivided percentage in such Selling Lender’s right, title and interest in and to its outstanding Loans and participation interests in outstanding Letters of Credit in the respective dollar amounts and percentages necessary so that, from and after such sale, each such Selling Lender’s outstanding Loans and participation interests in outstanding Letters of Credit shall equal such Selling Lender’s Pro Rata Share outstanding Loans and participations in Letters of Credit (calculated based upon the Revolving Loan Commitments set forth on the amended Schedule 2.01 attached hereto). Effective on the satisfaction of the conditions set forth in Paragraph 4 of this Agreement, each Buying Lender hereby purchases and accepts such grant, assignment and conveyance from the Selling Lenders. Each Buying Lender hereby agrees that its respective purchase price for the portion of the outstanding Loans and participations in Letters of Credit purchased hereby shall equal the respective dollar amount necessary so that, from and after such payments, each Buying Lender’s outstanding Loans and participations in Letters of Credit shall equal such Buying Lender’s Pro Rata Share of the outstanding Loans and participations in Letters of Credit (calculated based upon the Revolving Loan Commitments set forth on the amended Schedule 2.01 attached hereto). Such amount shall be payable pursuant to and in accordance with Paragraph 4(e) hereof. The Agent, in turn, shall wire transfer any such funds received to the Selling Lenders, in same day funds, for the sole account of the Selling Lenders. From and after the effective date of this Agreement, the Agent shall allocate all payments of interest and fees received with respect to the portion of the outstanding Loans and participations in Letters of Credit purchased by each Buying Lender (i) to the Selling Lender for amounts which accrued prior to the effective date of this Agreement and (ii) to the Buying Lender for amounts which accrued on and after such date. Each Selling Lender hereby represents and warrants to each Buying Lender that such Selling Lender owns the Loans and participations in Letters of Credit being sold and assigned hereby for its own account and has not sold, transferred or encumbered any or all of its interest in such Loans or participation interests. Each Buying Lender hereby acknowledges and agrees that, except for each Selling Lender’s representations and warranties contained in the foregoing sentence, each such Buying Lender has entered into this Agreement with respect to such increase on the basis of its own independent investigation and has not relied upon, and will not rely upon, any explicit or implicit written or oral representation, warranty or other statement of the Lenders or the Agent concerning the authorization, execution, legality, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or the other Loan Documents. The Company hereby agrees to compensate each Lender for all losses, expenses and liabilities incurred by each Lender in connection with the sale and assignment of any Eurodollar Rate Loan hereunder on the terms and in the manner as set forth in Section 4.04 as amended hereby.
          4. Effectiveness of this Agreement; Conditions Precedent. The provisions of Paragraphs 1, 2 and 3 of this Agreement shall be deemed to have become effective as of the date of this Agreement, but such effectiveness shall be expressly conditioned upon:
          (a) the receipt by the Agent of an executed counterpart of this Agreement executed and delivered by duly authorized officers of the Company, the Guarantors and the Majority Lenders, the New Lender and each other Buying Lender (collectively, herein, the “Participating Lenders”);
          (b) the receipt by the Agent of (A) a secretary’s certificate, in form, scope and substance acceptable to the Agent, from the secretary or assistant secretary of the Company, certifying (i) as to the Company’s board of directors’ resolutions authorizing the Company’s execution, delivery and performance of this Agreement and the Credit Agreement as amended by this Agreement (with copies thereof attached to such certificate), (ii) as to the incumbency of the officer of the Company who executes and delivers this Agreement and as to such officer’s signature or facsimile thereof and (iii) as to the currency and completeness of the Company’s certificate of incorporation and by-laws (with copies thereof attached to such certificate) and (B) a good standing certificate for the Company from the Secretary of State of Delaware;
          (c) the receipt by the Agent of legal opinion, in form, scope and substance acceptable to the Agent, from the Company’s general counsel, with respect to this Agreement and the Credit Agreement as amended by this Agreement;
          (d) payment in full, in immediately available funds, to the Agent of (i) an upfront fee for the account of each Participating Lender in the amount of 0.375% of the amount by which such Lender’s Revolving Loan Commitment is increased upon the effectiveness of this Agreement (or in the case of the New Lender, of the amount of such Lender’s Revolving Loan Commitment upon such effectiveness), (ii) an amendment fee for the account of each Lender that executed and delivers a counterpart hereof [on or prior to December [___], 2008] in the amount of 0.05% of such Lender’s Revolving Loan Commitment immediately prior to giving effect to this

Agreement and (ii) an arrangement fee for the sole account of the Arranger as described in that certain letter agreement dated as of November 12, 2008 among Bank of America, the Arranger and the Company (all of which fees the Company hereby agrees to pay concurrently with the execution and delivery of this Agreement and agrees and acknowledges that such fees are fully-earned and non-refundable);
          (e) payment by the Company in full, in immediately available funds, to the Agent, for the account of the Lenders, of all amounts owing, if any, pursuant to Section 4.04 of the Credit Agreement after giving effect to this Agreement and the transactions contemplated hereby; and
          (f) the receipt by the Agent on behalf of each Lender of either (i) in the case of Lenders party to the Credit Agreement prior to giving effect to this Agreement, substitute amended promissory notes, or (ii) in the case of the New Lender, a new promissory note pursuant to Paragraph 2 hereof, in each case, duly executed by the Company in the amount of such Lender’s Revolving Loan Commitment set forth on Schedule 2.01).
          5. Representations and Warranties.
     (a) The Company hereby represents and warrants that this Agreement and the Credit Agreement as amended by this Agreement constitute the legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms.
     (b) The Company hereby represents and warrants that its execution, delivery and performance of this Agreement and the Credit Agreement as amended by this Agreement have been duly authorized by all proper corporate action, do not violate any provision of its certificate of incorporation or bylaws, will not violate any law, regulation, court order or writ applicable to it, and will not require the approval or consent of any Governmental Authority, or of any other third party under the terms of any contract or agreement to which the Company or any of the Company’s Subsidiaries is bound.
     (c) The Company hereby represents and warrants that (i) no Default or Event of Default has occurred and is continuing or will have occurred and be continuing and (ii) all of the representations and warranties of the Company contained in the Credit Agreement and in each other Loan Document (other than representations and warranties which, in accordance with their express terms, are made only as of an earlier specified date) are, and will be, true and correct as of the date of the Company’s execution and delivery of this Agreement in all material respects as though made on and as of such date.
     (d) The Company hereby represents and warrants that there has not occurred since December 31, 2007, any event or circumstance that has resulted or could reasonably be expected to result in a Material Adverse Effect.
     (e) The Company hereby represents and warrants that there are no actions, suits, investigations, proceedings, claims or disputes pending, or to the best knowledge of the Company, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, against the Company, its Subsidiaries or any of their respective properties which purport to affect or pertain to this Agreement, the Credit Agreement or any other Loan Document or any of the transactions contemplated hereby or thereby, or which could reasonably be expected to have a Material Adverse Effect
          6. Reaffirmation, Ratification and Acknowledgment; Reservation. The Company and each Guarantor hereby (a) ratify and reaffirm all of their payment and performance obligations, contingent or otherwise, under each Loan Document to which they are a party, (b) agree and acknowledge that such ratification and reaffirmation are not a condition to the continued effectiveness of such Loan Documents, and (c) agree that neither such ratification and reaffirmation, nor the Agent’s or any Lender’s solicitation of such ratification and reaffirmation, constitutes a course of dealing giving rise to any obligation or condition requiring a similar or any other ratification or reaffirmation from the Company or such Guarantors with respect to any subsequent modifications to the Credit Agreement or the other Loan Documents. The Credit Agreement as amended hereby and each of the other Loan Documents shall remain in full force and effect and is hereby ratified and confirmed. Neither the execution, delivery nor effectiveness of this Agreement shall operate as a waiver of any right, power or remedy of the Agent or the Lenders, or of any Default or Event of Default (whether or not known to the Agent or the Lenders), under any of the Loan Documents, all of which rights, powers and remedies, with respect to any such Default or Event of Default or otherwise, are hereby expressly reserved by the Agent and the Lenders. This Agreement shall constitute a Loan Document for purposes of the Credit Agreement.
          7. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF ILLINOIS; PROVIDED THAT THE PARTIES SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.
          8. Agent’s Expenses. The Company hereby agrees to promptly reimburse the Agent for all of the reasonable out-of-pocket expenses, including, without limitation, attorneys’ and paralegals’ fees, it has heretofore or hereafter incurred or incurs in connection with the preparation, negotiation and execution of this Agreement.
          9. Counterparts. This Agreement may be executed in counterparts and all of which together shall constitute one and the same agreement among the parties.
* * * *

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

CBIZ, INC.
By	/s/ Ware Grove
	Name:	Ware Grove
	Title:	Senior Vice President and CFO

Signature Page to
Fifth Amendment to
Credit Agreement

THE GUARANTORS:
CBIZ ACCOUNTING, TAX & ADVISORY OF ATLANTA, LLC
CBIZ ACCOUNTING, TAX & ADVISORY OF MARYLAND, LLC
CBIZ ACCOUNTING, TAX & ADVISORY OF CHICAGO, LLC
CBIZ ACCOUNTING, TAX & ADVISORY OF COLORADO, LLC
CBIZ ACCOUNTING, TAX & ADVISORY OF KANSAS CITY, INC.
CBIZ ACCOUNTING, TAX & ADVISORY OF NEW YORK, LLC
CBIZ ACCOUNTING, TAX & ADVISORY OF OHIO, LLC
CBIZ ACCOUNTING, TAX & ADVISORY OF NORTHERN CALIFORNIA, LLC
CBIZ ACCOUNTING, TAX & ADVISORY OF ORANGE COUNTY, LLC
CBIZ ACCOUNTING, TAX & ADVISORY OF PHOENIX, LLC
CBIZ ACCOUNTING, TAX & ADVISORY OF SAN DIEGO, LLC
CBIZ ACCOUNTING, TAX & ADVISORY OF FLORIDA, LLC
CBIZ ACCOUNTING, TAX & ADVISORY OF TOPEKA, LLC
CBIZ ACCOUNTING, TAX & ADVISORY OF WICHITA, LLC
CBIZ ACCOUNTING, TAX & ADVISORY OF ST. LOUIS, LLC
CBIZ ACCOUNTING, TAX & ADVISORY OF UTAH, LLC
CBIZ ACCOUNTING, TAX & ADVISORY, LLC
CBIZ BEATTY SATCHELL, LLC
CBIZ BENEFITS & INSURANCE SERVICES, INC.
CBIZ BVKT, LLC
CBIZ GIBRALTAR REAL ESTATE SERVICES, LLC
CBIZ RISK & ADVISORY SERVICES LLC
CBIZ INSURANCE SERVICES, INC.
CBIZ KA CONSULTING SERVICES, LLC
CBIZ KESSLER GOVERNMENT RELATIONS, LLC
CBIZ M & S CONSULTING SERVICES, LLC
CBIZ M.T. DONAHOE & ASSOCIATES, LLC

Signature Page to
Fifth Amendment to
Credit Agreement

CBIZ MEDICAL MANAGEMENT, INC.
CBIZ MEDICAL MANAGEMENT NORTHEAST, INC.
CBIZ MEDICAL MANAGEMENT PROFESSIONALS, INC.
CBIZ MMP OF TEXAS, LLC
CBIZ NETWORK SOLUTIONS, LLC
CBIZ UNCLAIMED PROPERTY SERVICES, LLC
CBIZ RETIREMENT CONSULTING, INC.
CBIZ SK&B, LLC
CBIZ SOUTHERN CALIFORNIA, LLC
CBIZ SPECIAL RISK INSURANCE SERVICES, INC.
CBIZ TAX AND ADVISORY OF NEBRASKA INC.
CBIZ TECHNOLOGIES, LLC
CBIZ VALUATION GROUP, LLC
CBIZ FLEX, INC.
EFL ASSOCIATES OF COLORADO INC.
EFL ASSOCIATES, INC.
EFL HOLDINGS, INC.
HAWTHORN FINANCIAL CORPORATION
MHM RETIREMENT PLAN SOLUTIONS, LLC
MEDICAL MANAGEMENT SYSTEMS, INC.
TRIMED INDIANA, LLC

By:	/s/ Jerome P. Grisko, Jr.
	Name:	Jerome P. Grisko, Jr.
	Title:	Executive Vice President

Signature Page to
Fifth Amendment to
Credit Agreement

CBIZ MHM, LLC
CBIZ ACQUISITION A, LLC
CBIZ NETWORK SOLUTIONS CANADA, INC.
CBIZ OPERATIONS, INC.
CBIZ ACCOUNTING, TAX & ADVISORY OF NAPERVILLE, LLC
CBIZ WEST, INC.
CBIZ WESTERN KANSAS, INC.
ONECBIZ, INC.

By:	/s/ Jerome P. Grisko, Jr.
	Name:	Jerome P. Grisko, Jr.
	Title:	President

Signature Page to
Fifth Amendment to
Credit Agreement

BANK OF AMERICA, N.A., as Agent
By	/s/ Rosanne Parsill
	Name:	Rosanne Parsill
	Title:	Assistant Vice President

BANK OF AMERICA, N.A., as a Lender
By	/s/ Jonathan M. Phillips
	Name:	Jonathan M. Phillips
	Title:	Senior Vice President

FIFTH THIRD BANK, as a Lender
By	/s/ James P. Byrnes
	Name:	James P. Byrnes
	Title:	Senior Vice President

U.S. BANK NATIONAL ASSOCIATION, as a Lender
By	/s/ Patrick McGraw
	Name:	Patrick McGraw
	Title:	Vice President

HUNTINGTON NATIONAL BANK, as a Lender
By	/s/ Matthew Rodusky
	Name:	Matthew Rodusky
	Title:	Staff Officer

Signature Page to
Fifth Amendment to
Credit Agreement

KEYBANK NATIONAL ASSOCIATION, as a Lender
By	/s/ Babette C. Schubert
	Name:	Babette C. Schubert
	Title:	Managing Director

PNC BANK, NATIONAL ASSOCIATION, as a Lender
By	/s/ Joseph G. Moran
	Name:	Joseph G. Moran
	Title:	Senior Vice President

Signature Page to
Fifth Amendment to
Credit Agreement

SCHEDULE 2.01
Amended Schedule of Revolving Loan Commitments

Lender	Commitment	Pro Rata Share
Bank of America, N.A.	$50,000,000.00	23.364485980%
U.S. Bank National Association	$40,000,000.00	18.691588785%
Fifth Third Bank	$37,500,000.00	17.523364486%
Huntington National Bank	$33,250,000.00	15.537383178%
Keybank National Association	$33,250,000.00	15.537383178%
PNC Bank, National Association	$20,000,000.00	9.345794393%

Total	$214,000,000.00	100.000000000%
Sch. 2.01

EXHIBIT I
Notice Addresses for New Lender
EX-I